As Filed With the Securities and Exchange Commission on September 7, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

____________________________________

GENESCO INC.

(Exact name of registrant as specified in its charter)

____________________________________

Tennessee	62-0211349
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
535 Marriott Drive Nashville, Tennessee, 37214 (Address of Principal Executive Offices) (Zip Code) ____________________________________
Genesco Inc. Amended and Restated 2020 Equity Incentive Plan
(Full title of the plan)
____________________________________

Scott E. Becker, Esq.

Senior Vice President, General Counsel and Corporate Secretary

Genesco Inc.

535 Marriott Drive

Nashville, Tennessee 37214
(615) 367-7000

(Name, address and telephone number, including area code, of agent for service)

____________________________________

Copies to:

Jennifer H. Noonan, Esq. Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, TN 37201 (615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 480,000 shares of common stock, par value $1.00 per share (“Common Stock”), of Genesco Inc. (the “Company” or the “Registrant”), which may be issued pursuant to awards under the Genesco Inc. Amended and Restated 2020 Equity Incentive Plan (the “Amended and Restated Plan”). The Company previously registered 1,040,814 shares of Common Stock with respect to the Genesco Inc. 2020 Equity Incentive Plan (the “Original Plan”) on a prior Registration Statement on Form S-8 filed by the Company (Registration No. 333-248715) (the “Prior Registration Statement”). At the Company’s 2023 Annual Meeting of Shareholders, the Company’s shareholders approved the Amended and Restated Plan, which amended and restated the Original Plan to, among other things, authorize the issuance of an aggregate of (a) 1,202,781 shares (which includes (i) 480,000 additional shares authorized pursuant to the Amended and Restated Plan, and (ii) 722,781 shares authorized and available for grant as of March 24, 2023, under the Original Plan), less (b) any shares (adjusted based on the fungible share counting provision of the Amended and Restated Plan) granted under the Original Plan after March 24, 2023 and prior to June 22, 2023, plus (c) any shares (adjusted based on the fungible share counting provision of the Amended and Restated Plan) added back to the Original Plan after March 24, 2023. As a result, 691,378 shares of Common Stock are now available and reserved for issuance under the Amended and Restated Plan.

In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the contents of the Prior Registration Statement, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission, pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1) The Registrant’s Annual Report on Form 10-K (File No. 1-3083) for the fiscal year ended January 28, 2023, filed with the Commission on March 22, 2023;

(2) The Registrant’s Definitive Proxy Statement for the Annual Meeting of Shareholders held June 22, 2023, filed with the Commission on May 12, 2023;

(3) The Registrant’s Quarterly Reports on Form 10-Q (File No. 1-3083), for the quarter ended April 29, 2023, filed with the Commission on June 8, 2023, and for the quarter ended July 29, 2023, filed with the Commission on September 7, 2023;

(4) The Registrant’s Current Reports on Form 8-K (File No. 1-3083) filed with the Commission on March 31, 2023, June 26, 2023, and August 31, 2023; and

(5) The description of securities filed as Exhibit (4)b to the Registrant’s Annual Report on Form 10-K (File No. 1-3083) for the fiscal year ended January 28, 2023, filed with the Commission on March 22, 2023, and including all other amendments and reports filed for the purpose of updating such description.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

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Item 8. Exhibits.

Exhibit Number	Description
4.1	Restated Charter of Genesco Inc., as amended. Incorporated by reference to Exhibit 3.3 to the Company's Quarterly Report on Form 10-Q filed on December 8, 2022 (File No. 1-3083).
4.2	Second Amended and Restated Bylaws of Genesco Inc. Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Commission on November 1, 2022 (File No. 1-3083).
4.3	Form of Certificate for the Common Stock. Incorporated by reference to Exhibit 3 to the Genesco Inc. Registration Statement on Form 8-A/A filed with the Commission on May 1, 2003 (File No. 1-3083).
5.1*	Opinion of Bass, Berry & Sims PLC.
23.1*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.
24.1	Power of Attorney (included on signature page).
99.1*	Genesco Inc. Amended and Restated 2020 Equity Incentive Plan.
107*	Filing Fee Table

* filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on September 7, 2023.

Genesco Inc.

By: /s/ Thomas A. George
Thomas A. George
Senior Vice President – Finance and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mimi E. Vaughn, Thomas A. George and Scott E. Becker, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Mimi E. Vaughn Mimi E. Vaughn	President, Chief Executive Officer and Chairperson (Principal Executive Officer)	September 7, 2023
/s/ Thomas A. George Thomas A. George	Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer)	September 7, 2023
/s/ Brently G. Baxter Brently G. Baxter	Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 7, 2023
/s/ Joanna Barsh Joanna Barsh	Director	September 7, 2023
/s/ Matthew M. Bilunas Matthew M. Bilunas	Director	September 7, 2023
/s/ Carolyn Bojanowski Carolyn Bojanowski	Director	September 7, 2023
/s/ John F. Lambros John F. Lambros	Director	September 7, 2023
/s/ Thurgood Marshall, Jr. Thurgood Marshall, Jr.	Director	September 7, 2023

/s/ Angel R. Martinez Angel R. Martinez	Director	September 7, 2023
/s/ Mary E. Meixelsperger Mary E. Meixelsperger	Director	September 7, 2023
/s/ Gregory A. Sandfort Gregory A. Sandfort	Director	September 7, 2023

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